INVESTMENT COMPANY BLANKET BOND - SUMMARY PREMIUM ALLOCATION 9/1/2017 - 9/1/2018

Premium for $25M bond coverage limit	48,215.00
Allocation: 12% VP Distributors	5,785.80
1% ETF Distributors	482.15
12% Virtus Fund Services	5,785.80
26% Investment Advisors	12,535.90	[SEE DISTRIBUTION BELOW]
1% Virtus Partners	482.15
48% Mutual Funds	23,143.20	[SEE DISTRIBUTION BELOW]

FUND	Gross Assets as of 8-31-2017	% of Total	Allocated Premium
Virtus Alternative Solutions Trust	214,994,985.95	0.004101284	94.92
Virtus Asset Trust	17,349,004,359.01	0.330952777	7,659.31
Virtus Equity Trust	3,973,060,958.76	0.075790837	1,754.04
Virtus Opportunities Trust	21,976,887,897.69	0.419235129	9,702.44
Virtus Retirement Trust	15,166,830.07	0.000289325	6.70
Virtus Variable Insurance Trust	984,953,805.46	0.018789159	434.84
Duff & Phelps Utility and Corporate Bond Trust, Inc.	396,107,953.00	0.007556228	174.88
DNP Select Income Fund, Inc.	3,876,901,790.00	0.073956487	1,711.59
DTF Tax Free Income, Inc.	200,858,232.00	0.003831608	88.68
Duff & Phelps Global Utility Income Fund, Inc.	970,070,245.53	0.018505237	428.27
Duff & Phelps Select Energy MLP Fund, Inc.	245,881,293.08	0.004690476	108.55
Virtus Global Multi-Sector Income Fund	268,729,887.44	0.00512634	118.64
Virtus Total Return Fund Inc.	403,555,019.88	0.007698289	178.16
Virtus Global Dividend & Income Fund Inc.	434,852,644.42	0.008295329	191.98
ETFis Series Trust I	909,503,216.36	0.01734985	401.53
Virtus ETF Series Trust II	200,860,123.50	0.003831644	88.68

Total	52,421,389,242.15	100.00%	23,143.20

INVESTMENT ADVISOR	Gross Assets by Adviser as of 8-31-2017	% of Total	Allocated Premium
Virtus Investment Advisers	10,383,951,356.20	0.198086	2,483.19
Virtus Alternative Investment Advisers	113,406,543.01	0.002163	27.12
Virtus Retirement Investment Advisers	15,166,830.07	0.000289	3.63
Virtus ETF Advisers	670,772,725.72	0.012796	160.41
Virtus Fund Advisers	245,338,686.08	0.004680	58.67
Duff & Phelps Investment Management	7,638,162,920.57	0.145707	1,826.57
Kayne Anderson Rudnick Investment Management	4,200,997,778.27	0.080139	1,004.61
Newfleet Asset Management	10,725,340,739.55	0.204599	2,564.83
Rampart	1,324,585,989.75	0.025268	316.76
Ceredex	5,782,228,242.70	0.110303	1,382.75
Seix	11,150,659,446.37	0.212712	2,666.54
Silvant	170,777,983.86	0.003258	40.84
Total	52,421,389,242.15	100.00%	12,535.90